                                CREDIT AGREEMENT

                                 by and between

                            ESENJAY EXPLORATION, INC.

                                       and

                      DUKE ENERGY FINANCIAL SERVICES, INC.





                          Dated as of January 28, 1999

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS...................................1

         1.1      DEFINED TERMS................................................1
         1.2      ACCOUNTING TERMS............................................16
         1.3      NUMBER AND GENDER OF WORDS..................................16

ARTICLE 2 - TERMS OF FACILITY.................................................16

         2.1      ADVANCING COMMITMENT........................................16
         2.2      ADVANCES AND PAYMENTS UNDER THE NOTE........................19
         2.3      REPAYMENT PROVISIONS........................................20
         2.4      FACILITY FEE................................................22
         2.5      INTEREST RATES..............................................22
         2.6      OVERRIDING ROYALTY INTERESTS................................22
         2.7      GENERAL PROVISIONS RELATING TO INTEREST.....................24
         2.8      LOANS TO SATISFY OBLIGATIONS................................25
         2.9      VOLUNTARY PREPAYMENT........................................25
         2.10     AMENDMENT TO EXISTING CREDIT AGREEMENT. ....................25

ARTICLE 3 - CONDITIONS PRECEDENT..............................................26

         3.1      CONDITIONS OF LENDER........................................26
         3.2      FURTHER CONDITIONS TO EACH ADVANCE PURSUANT TO
                  SUBSECTION 2.1(b)...........................................29

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES....................................30

         4.1      EXISTENCE AND GOOD STANDING.................................30
         4.2      DUE AUTHORIZATION...........................................30
         4.3      VALID AND BINDING OBLIGATIONS...............................30
         4.4      SCOPE AND ACCURACY OF FINANCIAL STATEMENTS..................30
         4.5      LIABILITIES AND LITIGATION..................................30
         4.6      TITLE TO ASSETS.............................................31
         4.7      AUTHORIZATIONS AND CONSENTS.................................31
         4.8      COMPLIANCE WITH LAWS........................................31


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         4.9      PROPER FILING OF TAX RETURNS AND PAYMENT OF TAXES DUE.......31
         4.10     ERISA COMPLIANCE............................................32
         4.11     INVESTMENT COMPANY ACT COMPLIANCE...........................32
         4.12     PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE...............32
         4.13     LIEN PRIORITY...............................................32
         4.14     USE OF PROCEEDS.............................................32
         4.15     FULL DISCLOSURE.............................................32
         4.16     PLACES OF BUSINESS..........................................33
         4.17     SUBSIDIARIES................................................33

ARTICLE 5 - AFFIRMATIVE COVENANTS.............................................33

         5.1      MAINTENANCE AND ACCESS TO RECORDS...........................33
         5.2      QUARTERLY FINANCIAL STATEMENTS..............................33
         5.3      ANNUAL FINANCIAL STATEMENTS.................................34
         5.4      COMPLIANCE CERTIFICATES.....................................34
         5.5      RESERVE REPORT..............................................34
         5.6      PROSPECT REPORT.............................................34
         5.7      QUARTERLY MEETINGS..........................................35
         5.8      PROSPECT INFORMATION........................................35
         5.9      SALES AND PRODUCTION REPORTS................................35
         5.10     ADDITIONAL LIENS............................................35
         5.11     STATEMENT OF MATERIAL ADVERSE EFFECT........................36
         5.12     TITLE DEFECTS...............................................36
         5.13     ADDITIONAL INFORMATION......................................36
         5.14     COMPLIANCE WITH LAWS AND PAYMENT OF TAXES...................36
         5.15     MAINTENANCE OF EXISTENCE AND GOOD STANDING..................36
         5.16     FURTHER ASSURANCES..........................................36
         5.17     INITIAL EXPENSES OF THE LENDER..............................37
         5.18     SUBSEQUENT EXPENSES OF THE LENDER...........................37
         5.19     MAINTENANCE OF TANGIBLE PROPERTY............................37
         5.20     MAINTENANCE OF INSURANCE....................................38
         5.21     RIGHT OF INSPECTION.........................................38
         5.22     COMPLIANCE WITH ERISA.......................................38
         5.23     NOTICE......................................................38
         5.24     HAZARDOUS SUBSTANCES INDEMNIFICATION........................39



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ARTICLE 6 - NEGATIVE COVENANTS................................................39

         6.1      OTHER DEBT OF BORROWER......................................39
         6.2      GUARANTY OF PAYMENT OR PERFORMANCE..........................40
         6.3      LOANS, ADVANCES OR INVESTMENTS..............................40
         6.4      MORTGAGES OR PLEDGES OF ASSETS..............................40
         6.5      CANCELLATION OF INSURANCE...................................40
         6.6      SALES OF PROPERTY...........................................40
         6.7      SALE AND LEASEBACK..........................................41
         6.8      DIVIDENDS AND DISTRIBUTIONS.................................41
         6.9      CHANGES IN CORPORATE STRUCTURE..............................41
         6.10     PAYMENT OF ACCOUNTS PAYABLE.................................41
         6.11     TRANSACTIONS WITH AFFILIATES................................41
         6.12     LIMITATION ON NEGATIVE PLEDGE CLAUSES.......................41
         6.13     NATURE OF BUSINESS..........................................41
         6.14     NO SUBSIDIARIES.............................................42
         6.15     ASPECT DEBT.................................................42
         6.16     AMENDMENT TO BANK OF AMERICA CREDIT.........................42

ARTICLE 7 - EVENTS OF DEFAULT.................................................43

         7.1      EVENTS OF DEFAULT...........................................43
         7.2      RIGHTS UPON OCCURRENCE OF UNMATURED EVENT OF DEFAULT........46
         7.3      RIGHTS UPON OCCURRENCE OF AN EVENT OF DEFAULT...............46

ARTICLE 8 - MISCELLANEOUS.....................................................47

         8.1      NOTICES.....................................................47
         8.2      AMENDMENTS AND WAIVERS......................................47
         8.3      INVALIDITY..................................................48
         8.4      SURVIVAL OF AGREEMENTS......................................48
         8.5      SUCCESSORS AND ASSIGNS......................................48
         8.6      RENEWAL, EXTENSION OR REARRANGEMENT.........................48
         8.7      WAIVERS.....................................................49
         8.8      CUMULATIVE RIGHTS...........................................49
         8.9      TAXES, ETC..................................................49
         8.10     EXHIBITS; CONFLICTS.........................................49
         8.11     TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS................49
         8.12     JURISDICTION................................................49
         8.13     JURY TRIAL WAIVED...........................................50
         8.14     COUNTERPARTS................................................50


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         8.15     EFFECTIVENESS...............................................50
         8.16     DOCUMENTS...................................................50
         8.17     RIGHTS OF THIRD PERSON......................................50
         8.18     ANNOUNCEMENTS...............................................50
         8.19     CONFIDENTIALITY.............................................50
         8.20     SURVIVAL OF CERTAIN COVENANTS...............................51
         8.21     GOVERNING LAW...............................................51




                                       iv
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LIST OF EXHIBITS:

I        Form of Note

II       Form of Compliance Certificate

III      Existing Prospects

IV       New Prospect Counties

V        Form of Conveyance of Overriding Royalty Interests

VI       GPMT Agreement

VII      Properties Encumbered by 420 Energy Investments

VIII     GPM&T Exceptions

IX       Schedule of Litigation

X        Prospects Mortgaged at Closing

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT, dated as of January 28, 1999, is by and between ESENJAY EXPLORATION, INC., a Delaware corporation (the "BORROWER"), and DUKE ENERGY FINANCIAL SERVICES, INC., a Delaware corporation (the "LENDER").

                          W I T N E S S E T H  T H A T:

         The Borrower has requested the Lender to extend credit to the Borrower in order to enable it to borrow from time to time on or before July 31, 2000 sums not to exceed, either singularly or cumulatively, $9,000,000.00 to be used for the payment of development costs of certain oil and gas prospects. The Lender agrees to extend such credit to the Borrower upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower and the Lender agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

   1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

         "ADVANCE" means a direct advance of immediately available funds by the Lender to the Borrower or funds advanced to another Person for and on behalf of and at the direction of the Borrower pursuant to Section 2.1 of this Agreement.

         "AFFILIATE" means any Person controlling, controlled by, or under common control with, any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "AGREEMENT" means this Credit Agreement and all exhibits and schedules hereto, as the same may be amended from time to time according to the terms hereof.


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

         "ALLOWED BANK OF AMERICA TRANCHE B REPAYMENT" means a repayment made by the Borrower to Bank of America of any advance or portion thereof under the Bank of America Tranche B which is made contemporaneously as a repayment of principal Debt evidenced by the Note and is not greater than an amount equal to (i) the ratio of the amount of all outstanding principal amount of loans under the Bank of America Tranche B immediately prior to such repayments to the principal amount outstanding evidenced by the Note immediately prior to such repayments times (ii) the amount of the repayment of principal Debt evidenced by the Note.

         "ASPECT DEBT" means the Debt of the Borrower owed Aspect Resources LLC for operating costs incurred in connection with Oil and Gas Properties transferred by Aspect Resources LLC to the Borrower in exchange for capital stock of the Borrower and assumed by the Borrower pursuant to the terms of such exchange, with such amount of Debt being approximately $298,000.00 as of the date of this Agreement.

         "BANK OF AMERICA" means Bank of America National Trust and Savings Association, a national banking association.

         "BANK OF AMERICA CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of October 13, 1998 between Bank of America, as lender, and the Borrower, as borrower, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of January 28, 1999 between Bank of America and the Borrower.

         "BANK OF AMERICA TRANCHE A" means that certain revolving line of credit made available by Bank of America to the Borrower as governed by the Bank of America Credit Agreement.

         "BANK OF AMERICA TRANCHE B" means that certain advancing line of credit of up to $5,000,000.00 made available by Bank of America to the Borrower as governed by the Bank of America Credit Agreement.

         "BORROWER" has the meaning indicated in the opening paragraph hereof.

         "BORROWING REQUEST" means a written application by the Borrower for an Advance. Each such Borrowing Request shall specify the requested amount of such Advance, the requested date of such Advance and the purposes for which proceeds for such Advance will be used.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or legal holiday for commercial banks in the State of Colorado.

         "CLOSING DATE" means the date when all the conditions precedent set forth in Section 3.1 of this Agreement have been fulfilled.

         "COLLATERAL" means the Property now or at any time hereafter securing the Obligations.

         "COMMITMENT" means the obligation of the Lender as set forth herein:

              (a) contemporaneously with the execution and delivery of this Agreement to extend credit by means of an Advance to the Borrower in the amount of $3,000,000.00;

              (b) through April 30, 1999, to extend credit to the Borrower by means of Advances for the purposes set forth in Subsection 2.1(b), with the sum of all such Advances made pursuant to Subsections 2.1(a) and
         (b) from the date hereof through such date not to exceed either singularly or cumulatively, $9,000,000.00;

              (c) from May 1, 1999 through July 31, 1999, to extend credit to the Borrower by means of Advances for the purposes set forth in Subsection 2.1(c), with the sum of all such Advances made pursuant to Subsection 2.1(c) during such period of time not to exceed either singularly or cumulatively, the difference, if positive, between $8,070,000.00 and the sum of all Advances made pursuant to Subsections 2.1(a) and (b);

              (d) from August 1, 1999 through October 31, 1999, to extend credit to the Borrower by means of Advances for the purposes set forth in Subsection 2.1(d), with the sum of all such Advances made pursuant to Subsection 2.1(d) during such period of time not to exceed either singularly or cumulatively, the difference, if positive, between $7,140,000.00 and the sum of all Advances made pursuant to Subsections 2.1(a), (b) and (c);

              (e) from November 1, 1999 through January 31, 2000, to extend credit to the Borrower by means of Advances for the purposes set forth in Subsection 2.1(e), with the sum of all such Advances made pursuant to Subsection 2.1(e) during such period of time not to exceed either singularly or cumulatively, the difference, if positive, between $6,120,000.00 and the sum of all Advances made pursuant to Subsections 2.1(a), (b), (c) and (d);

              (f) from February 1, 2000 through April 30, 2000, to extend credit to the Borrower by means of Advances for the purposes set forth in Subsection 2.1(f), with the sum of all such Advances made pursuant to Subsection 2.1(f) during such period of time not to exceed either singularly or cumulatively, the difference, if positive, between $5,280,000.00 and the sum of all Advances made pursuant to Subsections 2.1(a), (b), (c), (d) and (e); and

              (g) from May 1, 2000 through July 31, 2000, to extend credit to the Borrower by means of Advances for the purposes set forth in Subsection 2.1(g), with the sum of all such Advances made pursuant to Subsection 2.1(g) during such period of time not to exceed either singularly or cumulatively, the difference, if positive, between $4,350,000.00 and the sum of all Advances made pursuant to Subsections 2.1(a), (b), (c), (d), (e) and (f).

         "COMPLIANCE CERTIFICATES" means the certificates of the president or chief financial officer of the Borrower submitted to the Lender from time to time pursuant to this Agreement, which certificates shall be substantially in the form attached hereto as Exhibit II.

         "CONTESTED IN GOOD FAITH" means contested in good faith by appropriate and lawful proceedings diligently conducted, reasonably satisfactory to the Lender, (a) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, (b) in which a good faith contest will not materially detract from the value of the Collateral, jeopardize the Rights of the Lender with respect to the Collateral, interfere in any material respect with the operation by the Borrower of its business, or otherwise have a Material

   Adverse Effect, and (c) for which matter a reserve or other appropriate provision has been established in accordance with the requirements of GAAP.

         "DEBT" of any Person means, to the extent of such Person's liability,
   (a) all items of indebtedness for borrowed money, obligations, and liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, contingent or otherwise), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on Property of such Person or a Subsidiary of such Person, (b) the deferred purchase price of Property or services and direct and contingent obligations incurred in connection with letters of credit and similar agreements and obligations as a lessee under leases which have been, or which in accordance with GAAP should be, capitalized for financial reporting purposes, (c) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), letters of credit and other contingent obligations of such Person with respect to obligations of other Persons of the types described in clauses (a) and/or (b) preceding, (d) liabilities of unfunded vested benefits under any Plan, (e) Swaps of such Person and (f) all obligations to supply funds to, invest in or maintain working capital or equity capital of any other Person, or otherwise to maintain the net worth or solvency or any balance sheet condition of any other Person.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

         "DEFAULT RATE" means a per annum rate of interest equal to the Prime Rate plus eight percent (8%), but in no event to exceed the Highest Lawful Rate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

         "EVENT OF DEFAULT" means any of the events specified in Section 7.1, provided that the requirements, if any, for the giving of notice, the lapse of time, or both, or any other condition specified in Section 7.1 have been satisfied.

         "EXCHANGE ACT" means the Securities Exchange Act of 1974, as amended.

         "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated February 23, 1998 by and between Frontier Natural Gas Corporation, which was succeeded to by the Borrower by merger, and Lender as amended by that certain Ratification and Assumption Agreement dated May 29, 1998 by and between the Borrower and the Lender.

         "EXISTING PROSPECTS" means all of the Borrower's undivided interests, whether now owned or hereafter acquired, in certain oil gas prospects which are more particularly described on Exhibit III attached hereto and any interest in any other Oil and Gas Property or associated Right which the Borrower may acquire in any of the areas outlined on the plats attached hereto behind each respective Existing Prospect.

         "FACILITY RATE" means a varying rate of interest per annum equal to the Prime Rate, from time to time in effect, plus four percent (4%).

         "FINANCIAL STATEMENTS" means statements of financial condition, as at the point in time and for the period indicated, and consisting of at least a balance sheet and related statements of operations, stockholders' equity and cash flows and, when audited, accompanied by the certification of independent certified public accountants, and footnotes to any of the foregoing.

         "420 ENERGY INVESTMENTS DEBT" means the Debt of the Borrower owed 420 Energy Investments, Inc., a Delaware corporation, which is governed by that certain Loan Agreement dated as of March 1, 1996 as amended by that certain First Amendment to Loan Agreement dated effective September 1, 1996 between the Borrower and 420 Energy Investments, Inc.

         "GAAP" means, generally accepted accounting principles established by the Financial Accounting Standards Board and in effect in the United States from time to time during the term of this Agreement and applied on a basis consistent with that adopted in the Financial Statements of the Borrower to be delivered to the Lender.

         "GROUP" means a "group" for purposes of Section 13(d) of the Exchange Act.

         "HAZARDOUS SUBSTANCES" means any flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Superfund Amendments and Reauthorization Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; or any other law, statute, ordinance, rule, regulation or order now or hereafter enacted or promulgated by any governmental authority with jurisdiction and relating to the protection of the environment.

         "HIGHEST LAWFUL RATE" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest (if any) that, at the time in question, would not cause the interest charged on the Obligations owed to the Lender to exceed the maximum amount that the Lender would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, all relevant payments and charges under the Loan Documents.

         "INTERCREDITOR AGREEMENT" means that certain Collateral Agency and Intercreditor Agreement dated of even date herewith by and among Bank of America, the Lender, the Borrower and the Subsidiaries of the Borrower.

         "INVESTMENT" in any Person means any stock, bond, note or other evidence of Debt or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

         "LAWS" means all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any political subdivision, state, commonwealth, nation, country, territory, possession, county, parish, municipality or Tribunal.

         "LENDER" has the meaning indicated in the opening paragraph hereof.

         "LIEN" means any lien, charge, claim, restriction, mortgage, mechanic's lien, materialmen's lien, pledge, hypothecation, inchoate lien, assignment, deposit arrangement, conditional sale or other title retention agreement, financing lease, security interest, security agreement or other encumbrance, whether arising by contract or under Law, and includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, leases and other title exceptions and the filing of any financing statement under the Uniform Commercial Code of the State of Texas or comparable Law of any jurisdiction.

         "LIMITATION PERIOD" means any period during which the calculation of interest as provided in any of the Loan Documents would result in interest exceeding the Highest Lawful Rate.

         "LIQUID INVESTMENTS" means Investments in (a) United States government issued securities, obligations of the United States government or any agency thereof and any obligations guaranteed by the United States government with maturities of no more than one year, (b) certificates of deposit or repurchase agreements issued by the Lender, (c) certificates of deposit, in an aggregate amount not to exceed $1,000,000.00 at any one time as to any one issuer, issued by other banks or financial institutions organized under the Laws of the United States or any state thereof, having capital surplus and undivided profits aggregating at least $100,000,000.00 and with deposits insured by the Federal Deposit Insurance Corporation, and (d) commercial paper with a rating by Moody's Investor Service, Inc. of no less than A and with maturities of no more than nine months from the date of acquisition thereof.

         "LITIGATION" means any proceeding, claim, lawsuit, and/or investigation conducted, or threatened and known to the Person in question, by or before any Tribunal.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Security Documents, the Intercreditor Agreement and all other notes, deeds of trust, restatements, ratifications and amendments of deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the

   Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

         "LOANS" means the loans and extensions of credit by the Lender to or for the account of the Borrower pursuant to this Agreement.

         "MATERIAL ADVERSE EFFECT" means any material and adverse effect on (a) the assets, liabilities, financial condition, business or operations of the Borrower that are material to the business or financial condition of the Borrower, or (b) the ability of any of the Borrower to meet its Obligations under any of the Loan Documents on a timely basis as provided herein or therein.

         "MORTGAGED PROPERTIES" shall mean Oil and Gas Properties of the Borrower subject to the Liens of the Security Documents from time to time to secure the Debt evidenced by the Note.

         "MULTI-EMPLOYER PLAN" means a Plan described in Section 4001(9)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

         "NET REVENUE INTEREST" means that proportionate portion of production attributable to the owner of an undivided interest in and to any Oil and Gas Property after deduction for royalty burdens, overriding royalty burdens or other burdens on production, if any, except severance, production, windfall profits and other similar taxes.

         "NEW PROSPECTS" means any interest which from time to time the Borrower may acquire in any oil and gas prospects in any county set forth on Exhibit IV attached hereto, other than Existing Prospects.

         "NOTE" means that certain promissory note in the face amount of $9,000,000.00 dated of even date herewith made by the Borrower to the order of the Lender, in the form attached hereto as Exhibit I, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Advances made to the Borrower by the Lender pursuant to Section
   2.1 and funds advanced and applied pursuant to Section 2.8.

         "OBLIGATIONS" means all present and future loans, advances, indebtedness, obligations, covenants, duties and liabilities, and all renewals for any period, increases and extensions thereof, or any part thereof, now or hereafter owing to the Lender by the Borrower or the Guarantors arising from or pursuant to any of the Loan Documents, together with all interest accruing thereon, and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all other indebtedness or obligations of any type whatsoever now or hereafter owing to the Lender by the Borrower, whether or not in connection with any of the Loan Documents.

         "OIL AND GAS PROPERTIES" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

         "OVERRIDE FUTURE REVENUES" means the projections of future net income to be derived from reserves of hydrocarbons classified as "proved producing", "proved shut-in" or "proved behind pipe", and based on projections of (a) future production from the indicated Oil and Gas Properties and (b) a pricing assumption (i) for oil of the 12 Months Futures Strip Price for light sweet crude oil adjusted for location and grade and (ii) for gas of the 12 Months Futures Strip Price for natural gas adjusted for location and grade.

         "OVERRIDE WELL" means the Well Area established for any oil and gas well drilled on a Prospect, spudded after the date of this Agreement and prior to December 31, 2005, and completed as an oil and gas well capable of producing in paying quantities.

         "OVERRIDING ROYALTY INTERESTS" means the overriding royalty interests in each of the Override Wells conveyed to the Lender by the Borrower pursuant to Subsection 2.6(a).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to Subtitle A of Title IV of ERISA.

         "PERMITTED LIENS" means: (a) Liens for Taxes, not yet due or which are being Contested in Good Faith; (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old age pension or public liability obligations which are not yet due or which are being Contested in Good Faith;
   (c) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other similar Liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations which are not yet due or which are being Contested in Good Faith; (d) Liens to operators and nonoperators under joint operating agreements arising in the ordinary course of business to secure amounts owing, which amounts are not yet due or are being Contested in Good Faith; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) Liens created in favor of the Lender securing Obligations hereunder and other Liens expressly permitted under the Security Documents; (g) easements, rights-of-way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the owner of the Property or materially detract from the value or use of the Property to which they apply; (h) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the owner of the relevant Property acquired such Property; (i) Liens securing the purchase price or existing under conditional sale of title retention contracts for equipment purchased in the normal course of business of the Borrower, provided that such Lien shall not extend to or cover any other Property of the Borrower;
   (j) Liens securing the Debt governed by the Bank of America Credit Agreement, provided, however, all of such Liens encumbering any Oil and Gas Properties (and all related Property) of the Borrower or any of its Subsidiaries shall secure the Debt governed by this Agreement and the enforcement of such Liens and distribution of proceeds realized from such Liens shall be governed by the Intercreditor Agreement and (k) Liens securing the 420 Energy Investments Debt provided that such Liens shall not extend to or cover any other Property of the Borrower except as set forth on Exhibit VII attached hereto.

         "PERSON" means any individual, sole proprietorship, firm, corporation, trust, association, institution, partnership, joint venture, Tribunal or other entity.

         "PLAN" means any pension plan that is covered by Title IV of ERISA and maintained by the Borrower or any such plan to which the Borrower is required to contribute.

         "PRIME RATE" means at any time the "prime rate" then most recently published in the "Money Rates" or equivalent section of the WALL STREET JOURNAL, provided that if a "prime rate" range is published by the WALL STREET JOURNAL, then the middle of that range will be the "Prime Rate".

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "PROSPECTS" means the Existing Prospects and the New Prospects.

         "PROSPECT DEVELOPMENT COSTS" means amounts owed to other Persons not an Affiliate of the Borrower and incurred by the Borrower after November 12, 1998 with respect to any of the Prospects for seismic options, seismic permits, options to acquire Oil and Gas Properties, Oil and Gas Properties, recording fees, title examination, lease broker fees and expenses, all other amounts owed other Persons to obtain or maintain Rights in the Prospects necessary or advisable for exploration and development of hydrocarbons on such Prospects, seismic data, interpretation of seismic data, all other geologic and geophysical costs related to the exploration and development of hydrocarbons on such Prospects, and the drilling, testing, logging, completing, equipping for production or plugging and abandoning any oil and gas well located on such Prospects.

         "RESERVOIR" means a separate, identifiable underground accumulation of oil, gas and/or associated hydrocarbons segregated from other such accumulations and characterized by a single pressure system.

         "REPORTABLE EVENT" and "PROHIBITED TRANSACTION" have the meanings given to those terms under ERISA.

         "RIGHTS" means rights, remedies, powers and privileges.

         "SECTION" or "SUBSECTION" means a section or subsection in this Agreement unless specified otherwise.

         "SECURITY DOCUMENTS" means the documents described in Subsection 3.1(a)(7) of this Agreement and all other documents now or hereafter existing which provide the Lender with Collateral, as the same may be amended or restated from time to time.

         "SUBSIDIARY" of any Person means any corporation of which an aggregate of fifty percent (50%) or more of the stock of any class or classes is owned of record or beneficially, directly or indirectly, by such Person, if the holders of the stock of such class or classes are ordinarily entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such corporation (irrespective of whether, at the time in question, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

         "SWAPS" means, with respect to any Person, foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

         "TAXES" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

         "THRESHOLD AMOUNT" means when the Lender realizes a forty-five percent (45%) internal rate of return. A forty-five percent (45%) internal rate of return shall be deemed to have occurred on the first date when (x) the sum of
   (i) the net present value of all principal payments received by the Lender in respect of the Loans and applied against the Debt evidenced by the Note, discounted at forty-five percent (45%) per annum; plus (ii) the net present value of all interest payments received by the Lender in respect of the Loans and applied against the Debt evidenced by the Note, discounted at forty-five percent (45%) per annum; plus (iii) the net present value of proceeds received by the Lender from the Overriding Royalty Interests in the Threshold Override Wells, discounted at forty-five percent (45%) per annum; minus (y) the net present value of all Loans made subsequent to the first Loan made hereunder, discounted at forty-five percent (45%) per annum is equal to the amount of the first Loan made hereunder. For purposes of this calculation, net present values shall be calculated as of the date of the first Loan. The Lender shall make this calculation using the following formula:

              Omega

              Sigma    (   P(t)                    )         +
                        ---------------------------
                       (1.45) to the power of t/365

              t=0

              Omega

              Sigma    (   I(t)                    )         +
                        ---------------------------
                       (1.45) to the power of t/365
              t=0

              Omega

              Sigma    (  ORRI(t)                  )         -
                        ---------------------------
                       (1.45) to the power of t/365
              t=0

              Omega

              Sigma    (   L(t)                    )         =L(0)
                        ---------------------------
                       (1.45) to the power of t/365

              t=1

   where:            P(t) =   the principal payment received by the Lender t
                              days after the date of the first Loan in respect of the Loans and applied against the Debt evidenced by the Note,

                     I(t) = the interest payment received by the Lender t days after the date of the first Loan in respect of the Loans applied against the Debt evidenced by the Note,

                  ORRI(t) =   the amounts received by the Lender t days after
                              the date of the first Loan in respect of the Overriding Royalty Interests in the Threshold
                              Override Wells,

                     L(t) = the Loans made hereunder by the Lender t days after the date of the first Loan,

                     L(0) =   the amount of the first Loan made hereunder, and

                       t  =   the number of days from the date of the first
                              Loan made hereunder until each respective principal payment, interest payment, receipt of proceeds attributable to the Overriding Royalty
                              Interests in the Threshold Override Wells, or subsequent Loan.

         "THRESHOLD OVERRIDE WELL" means any Override Well other than any oil and gas well that was defined as an Override Well pursuant to the terms of the Existing Credit Agreement without giving effect to the amendment of the Existing Credit Agreement pursuant to Section 2.10 of this Agreement.

         "TRIBUNAL" means any court, governmental department or authority, commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrower or any of their respective Property.

         "12 MONTHS FUTURES STRIP PRICE" means for light sweet crude oil or natural gas, as the case may be, (a) in the case of the purchase of the Overriding Royalty Interests by the Borrower pursuant to Subsection 2.6(b), the average of the high and low prices on the New York Mercantile Exchange for each month from and including February 2006 through and including January 2007 as reported in the "Futures Prices" section of the WALL STREET JOURNAL published on January 2, 2006 or the first day thereafter the WALL STREET JOURNAL is published and (b) in the case of the purchase of the Overriding Royalty Interests by the Borrower pursuant to Subsection 2.6(c), the average of the high and low prices on the New York Mercantile Exchange for each of the immediately succeeding twelve (12) months following the effective date of such purchase as reported in the "Futures Prices" section of the WALL STREET JOURNAL published on the effective date of such purchase or the first day thereafter the WALL STREET JOURNAL is published.

         "UNMATURED EVENT OF DEFAULT" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

         "UNRELATED PERSON" means any Person other than any Person who is the owner as of the date of this Agreement of five percent (5%) or more of the total of all common stock of the Borrower.

         "WELL AREA" means, with respect to any oil and gas well, the area within a particular Reservoir that can, as determined by statute and/or the appropriate governmental authority having jurisdiction, be efficiently and economically drained by such well. For purposes of the foregoing: (a) as to any particular well located in the States of Texas, the Well Area for such well shall be (i) the proration unit, if any, from time to time allocated by the governmental authority having jurisdiction to such well for the Reservoir to which such well is completed, or (ii) in the absence of such a proration unit, the spacing unit from time to time established for the Reservoir to which such well is completed by statute or by rule, regulation or order issued by the governmental authority having jurisdiction, and (b) as to any particular well located in a State other than Texas, the Well Area for such well shall be the drilling unit, spacing unit or proration unit, as the case may be, from time to time established for the Reservoir to which such well is completed by statute or by rule, regulation or order issued by the governmental authority having jurisdiction. In the absence of an applicable statute or an applicable rule or special order issued by a governmental authority having jurisdiction establishing the area within a particular Reservoir that can be efficiently and economically drained by a particular well, the Well Area within such Reservoir for such well shall be (a) 160 acres, in the event such oil and gas well is drilled and completed as a gas well in such Reservoir, and (b) 40 acres, in the event such oil and gas well is drilled and completed as an oil well in such Reservoir.

   1.2 ACCOUNTING TERMS. All accounting and financial terms used in any of the Loan Documents and the compliance with each covenant contained in the Loan Documents that relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Documents.

   1.3 NUMBER AND GENDER OF WORDS. Whenever the singular number is used in any Loan Document, the same shall include the plural where appropriate, and VICE VERSA; words of any gender in any Loan Document shall include each other gender where appropriate; and the words "herein," "hereof," "hereunder" and other words of similar import refer to the relevant Loan Document as a whole and not to any particular part, section or subdivision thereof.

                                    ARTICLE 2
                                TERMS OF FACILITY

   2.1 ADVANCING COMMITMENT. (a) Contemporaneously with the execution and delivery of this Agreement, but subject to the terms and conditions (including, without limitation, the rights of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, the Lender agrees to make an Advance to the Borrower in the amount of $5,500,000.00 which will be used by the Borrower to pay for Prospect Development Costs relating to the development of the Prospects.

         (b) Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until April 30, 1999, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, five (5) Business Days prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $100,000.00, be an integral multiple of $10,000.00, no Advance shall be made which will cause the sum of all Advances made pursuant to Subsection 2.1(a) and this Subsection 2.1(b) to exceed, either singularly or cumulatively, $9,000,000.00, and the proceeds of all such Advances shall be used by the Borrower to pay Prospect Development Costs relating to the Prospects. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, the relevant Borrowing Request five (5) Business Days prior to such requested date.

         (c) Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until July 31, 1999, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, five (5) Business Days prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $100,000.00, be an integral multiple of $10,000.00, no Advance shall be made which will cause the sum of all Advances made pursuant to this Subsection 2.1(c) to exceed, either singularly or cumulatively, the difference, if positive, between $8,070,000.00 and the sum of all Advances made pursuant to Subsections 2.1 (a) and (b), and the proceeds of all such Advances shall be used by the Borrower to pay Prospect Development Costs relating to the Prospects. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, the relevant Borrowing Request five (5) Business Days prior to such requested date.

         (d) Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until October 31, 1999, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, five (5) Business Days prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $100,000.00, be an integral multiple of $10,000.00, no Advance shall be made which will cause the sum of all Advances made pursuant to this Section
2.1 to exceed, either singularly or cumulatively, the difference, if positive, between $7,140,000.00 and the sum of all Advances made pursuant to Subsections
2.1 (a), (b) and (c), and the proceeds of all such Advances shall be used by the Borrower to pay Prospect Development Costs relating to the Prospects. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, the relevant Borrowing Request five (5) Business Days prior to such requested date.

         (e) Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until January 31, 2000, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, five (5) Business Days prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $100,000.00, be an integral multiple of $10,000.00, no Advance shall be made which will cause the sum of all Advances made pursuant to this Section 2.1 to exceed, either singularly or cumulatively, the difference, if positive, between $6,120,000.00 and the sum of all Advances made pursuant to Subsections 2.1 (a), (b), (c) and (d), and the proceeds of all such Advances shall be used by the Borrower to pay Prospect Development Costs relating to the Prospects. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, the relevant Borrowing Request five (5) Business Days prior to such requested date.

         (f) Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until April 30, 2000, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, five (5) Business Days prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $100,000.00, be an integral multiple of $10,000.00, no Advance shall be made which will cause the sum of all Advances made pursuant to this Section 2.1 to exceed, either singularly or cumulatively, the difference, if positive, between $5,280,000.00 and the sum of all Advances made pursuant to Subsections 2.1 (a), (b), (c), (d) and (e), and the proceeds of all such Advances shall be used by the Borrower to pay Prospect Development Costs relating to the Prospects. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, the relevant Borrowing Request five (5) Business Days prior to such requested date.

         (g) Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default or Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until July 31, 2000, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, five (5) Business Days prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $100,000.00, be an integral multiple of $10,000.00, no Advance shall be made which will cause the sum of all Advances made pursuant to this Section 2.1 to exceed, either singularly or cumulatively, the difference, if positive, between $4,350,000.00 and the sum of all Advances made pursuant to Subsections 2.1 (a), (b), (c), (d), (e) and (f), and the proceeds of all such Advances shall be used by the Borrower to pay Prospect Development Costs relating to the Prospects. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Mountain Standard or Daylight Savings Time, as the case may be, the relevant Borrowing Request five (5) Business Days prior to such requested date.

         (h) The Advances made by the Lender to the Borrower pursuant to the Commitment shall be made at the office of the Lender at 370 Seventeenth Street, Suite 900, Denver, Colorado, 80202 and shall be evidenced by the Note.

   2.2 ADVANCES AND PAYMENTS UNDER THE NOTE. The Lender is authorized by the Borrower to attach to and to make a part of the Note a ledger (and continuations thereto, if necessary) reflecting the amount of all Advances made by the Lender and each payment made by the Borrower. Each time such an Advance is made against or payment (including a prepayment) is made on the Note, the Lender is authorized but not required to make a notation on the ledger forming a part thereof reflecting the amount advanced or paid and the date thereof; provided, however, that the failure of the Lender to do so shall not relieve the Borrower of its liability hereunder or under the Note.

         The aggregate unpaid amount of such Advances reflected by the notations by the Lender on its records or the ledger sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amounts owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and the other Loan Documents and interest accrued on such amounts calculated in accordance with this Agreement.

   2.3 REPAYMENT PROVISIONS. (a) All outstanding principal Debt for all Advances evidenced by the Note shall be repayable:

         (i) if the outstanding principal Debt evidenced by the Note on April 30, 1999 (inclusive of any Advance made upon such date pursuant Section 2.1) is greater than $8,070,000.00, in an installment due and payable on May 1, 1999 equal to the difference between the outstanding principal Debt evidenced by the Note on April 30, 1999 (inclusive of any Advance made upon such date pursuant Section 2.1) and $8,070,000.00;

         (ii) if the outstanding principal Debt evidenced by the Note on July 31, 1999 (inclusive of any Advance made upon such date pursuant Section 2.1) is greater than $7,140,000.00, in an installment due and payable on August 1, 1999 equal to the difference between the outstanding principal Debt evidenced by the Note on July 31, 1999 (inclusive of any Advance made upon such date pursuant Section 2.1) and $7,140,000.00;

         (iii) if the outstanding principal Debt evidenced by the Note on October 31, 1999 (inclusive of any Advance made upon such date pursuant
   Section 2.1) is greater than $6,210,000.00, in an installment due and payable on November 1, 1999 equal to the difference between the outstanding principal Debt evidenced by the Note on October 31, 1999 (inclusive of any Advance made upon such date pursuant Section 2.1) and $6,210,000.00;

         (iv) if the outstanding principal Debt evidenced by the Note on January 31, 2000 (inclusive of any Advance made upon such date pursuant
   Section 2.1) is greater than $5,280,000.00, in an installment due and payable on February 1, 2000 equal to the difference between the outstanding principal Debt evidenced by the Note on January 31, 2000 (inclusive of any Advance made upon such date pursuant Section 2.1) and $5,280,000.00;

         (v) if the outstanding principal Debt evidenced by the Note on April 30, 2000 (inclusive of any Advance made upon such date pursuant Section 2.1) is greater than $4,350,000.00, in an installment due and payable on May 1, 2000 equal to the difference between the outstanding principal Debt evidenced by the Note on April 30, 2000 (inclusive of any Advance made upon such date pursuant Section 2.1) and $4,350,000.00; and

         (vi) in an installment due and payable on August 1, 2000 equal to all of the outstanding principal Debt evidenced by the Note.

         (b) Notwithstanding anything to the contrary above, if the Borrower ever makes any repayment of any advance or portion thereof under the Bank of America Tranche B other than an Allowed Bank of America Tranche B Repayment, the Borrower shall simultaneously make an additional repayment of principal evidenced by the Note equal to (i) the ratio of the principal amount outstanding evidenced by the Note immediately prior to such repayment of any advance or portion thereof under the Bank of America Tranche B to the amount of all outstanding principal amount of loans under the Bank of America Tranche B immediately prior to such repayment of any advance or portion thereof under the Bank of America Tranche B times (ii) the amount of repayment of any advance or portion thereof under the Bank of America Tranche B.

         (c) Interest as it accrues on principal amounts evidenced by the Note and calculated as provided herein and in the Note shall be due and payable
(a) monthly commencing on the first day of March, 1999, and continuing thereafter on the first day of each succeeding calendar month while any amount remains owing on the Note and (b) on the date the principal Debt evidenced by the Note is paid in full, the interest payment in each instance to be that which has been earned and remains unpaid.

         (d) All payments required pursuant to this Agreement or the Note shall be made in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. on any Business Day; and shall be made at the offices of the Lender at 370 Seventeenth Street, Suite 900, Denver, Colorado 80202, provided, however, the Lender may, upon notice to the Borrower, designate a different place of payment. With each payment of principal, interest or other amount made to the Lender, the Borrower will on the same day notify the Lender Attn: Jeffrey B. Goodman by facsimile (713) 627-6271 of the details of such payment.

         (e) Certain of the Security Documents contain an assignment unto and in favor of Bank of America as collateral agent for the Lender and Bank of America of all oil, gas and other minerals produced and to be produced from or attributable to the Mortgaged

Properties together with all of the revenues and proceeds attributable to such production, and such Security Documents further provide that all such revenues and proceeds which may be so collected by Bank of America as collateral agent for the Lender and Bank of America pursuant to such assignment shall be applied to the payment of the Note and the satisfaction of all other Debt to be secured by such Security Documents. The Lender and the Borrower expressly acknowledge and agree that so long as no Event of Default shall have occurred and be continuing, Bank of America as collateral agent for the Lender and Bank of America shall be entitled only to payment on the Note as set forth above, and the Borrower, to the extent of its rights apart from this Agreement, shall be entitled to receive all proceeds of production directly from the relevant purchasers or parties accounting for proceeds from the sale of production. In connection with the rights of Bank of America as collateral agent for the Lender or the Lender to all proceeds or production upon the occurrence and continuation of an Event of Default, the Borrower hereby grants the Lender a power of attorney, which power is coupled with an interest and is irrevocable, to complete in all respects and deliver to the addressee the letter transfer orders executed in connection with the Security Instruments upon the occurrence and continuance of an Event of Default.

   2.4 FACILITY FEE. As consideration for the Commitment, the Borrower shall pay to the Lender a facility fee equal to $25,000.00 within two (2) Business Days of receipt from the Lender of an invoice for such fee.

   2.5 INTEREST RATES. Principal amounts outstanding under the Note shall bear interest at the Facility Rate (but in no event greater than the Highest Lawful
Rate) per annum, calculated on the basis of a year consisting of a three hundred sixty day (360) year and twelve (12) 30-day months as provided by Article 5069-1H.003 Vernon's TEXAS CIVIL STATUTES, as amended. Should default occur in the payment of the Note and collection proceedings be instituted, all past due interest and principal under the Note shall bear interest at the lesser of the Highest Lawful Rate or the Default Rate per annum, calculated on the basis of a year consisting of a three hundred sixty day (360) year and twelve (12) 30-day months as provided by Article 5069-1H.003 Vernon's TEXAS CIVIL STATUTES, as amended and if no Highest Lawful Rate exists, all past due interest and principal under the Note shall bear interest at the Default Rate, calculated on the basis of a year consisting of a three hundred sixty day (360) year and twelve (12) 30-day months as provided by Article 5069-1H.003 Vernon's TEXAS CIVIL STATUTES, as amended.

   2.6 OVERRIDING ROYALTY INTERESTS. (a) As consideration for the Commitment by the Lender and in addition to interest accruing on principal evidenced by the Note, the Borrower agrees to convey to the Lender, as an additional charge, an overriding royalty interest in the Oil and Gas Properties owned by the Borrower in each Override Well. For each Override Well such conveyance of such overriding royalty interests (i) shall equal (x) four hundred ninety three one thousandths of one percent (0.493%) times (y) the Net Revenue Interest that the Borrower owns in such Override Well on the date such Override

Well was spudded, (ii) shall be effective as of the first day of the calendar month such Override Well was completed, (iii) shall be substantially in the form of Exhibit V attached hereto and (iv) shall be executed and delivered by the Borrower to the Lender promptly after the completion of such Override Well.

         (b) After March 15, 2006 and on or before April 1, 2006 the Borrower has the option to purchase all of the Overriding Royalty Interests from the Lender effective as of January 1, 2006 at a price equal to the present worth, discounted at the rate of ten percent (10%) per annum of Override Future Revenues attributable to the Overriding Royalty Interests in all of the Override Wells. The basis for such determination shall be the reserve report dated effective January 1, 2006 submitted to the Lender by the Borrower pursuant to
Section 5.5.

         (c) Notwithstanding anything to the contrary in Subsections 2.6(a) or (b), upon the Lender's receipt of proceeds from the Overriding Royalty Interests in the Threshold Override Wells which, when aggregated with all amounts received by the Lender as interest (including, without limitation, the facility fee received pursuant to Section 2.4 and interest on past due principal or interest) on the Advances made pursuant to Section 2.1 and other Loans made pursuant to Section 2.8 equals the Threshold Amount, the Borrower has the right at any time within ninety (90) days from the date the Threshold Amount is reached to purchase all of the Overriding Royalty Interests in all of the Override Wells from the Lender in an amount equal to the present worth, discounted at a rate of ten percent (10%) per annum, of Override Future Revenues attributable to all of the Overriding Royalty Interests in all of the Override Wells as of the date the Threshold Amount is reached. The basis for such determination shall be the most recent reserve report submitted to the Lender by the Borrower pursuant to Section 5.5, adjusted for cumulative production since the effective date of such reserve report. If either the Borrower or the Lender in good faith determines that the most recent reserve report does not accurately reflect the value of the Override Wells, then the Borrower shall obtain from the independent firm of petroleum engineers who prepared the Borrower's most recent reserve report or another firm of independent petroleum engineers acceptable to the Lender, an updated reserve report effective through the date the Threshold Amount is reached. If the Borrower purchases all of the Overriding Royalty Interests from the Lender pursuant to this Subsection 2.6(c), the Borrower will no longer be obligated to make any conveyance to the Lender pursuant to Subsection 2.6(a).

         (d) The Borrower shall pay, or reimburse the Lender for, all cost and expense of the preparation, execution, delivery and recording of any conveyance of Overriding Royalty Interest, whether from the Borrower to the Lender or the Lender to the Borrower.

   2.7 GENERAL PROVISIONS RELATING TO INTEREST. It is the intention of the parties hereto to comply strictly with the applicable usury Laws as in effect from time to time; and in this connection, there shall never be taken, reserved, contracted for, collected, charged or received on any Loan or any other Obligation interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Articles 5069-1D and 5069-1H, Vernon's TEXAS CIVIL STATUTES, as amended, the Borrower agrees that the Highest Lawful Rate shall be the "weekly rate ceiling" as defined in such article, provided that the Lender may also rely, to the extent permitted by applicable Laws, on alternative maximum rates of interest under such other applicable Laws, if greater.

         Notwithstanding anything herein or in the Note or the other Loan Documents to the contrary, if during any Limitation Period the calculation of interest at the rate otherwise due to the Lender would result in interest in excess of that which would accrue at the Highest Lawful Rate, then during such Limitation Period, the interest rate to be charged on the Obligations shall be the Highest Lawful Rate, and the requirement of the Borrower for the payment of other amounts, if any, constituting interest, shall be suspended only to the extent that such fees are, when added to interest accruing on the Note and other Obligations, if any, in excess of the Highest Lawful Rate. During any period of time following a Limitation Period, to the extent permitted by Laws applicable to the Lender, the interest rate to be charged on the Obligations shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender:
(a) the amount of interest in excess of the amount accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period if the otherwise applicable rate had been in effect at all times and (b) all interest and fees otherwise payable to the Lender hereunder as if the otherwise applicable rate had been in effect at all times during such Limitation Period.

         If under any circumstances the aggregate amount paid on the Obligations includes amounts that are by Law deemed to be interest which exceed the Highest Lawful Rate (the "EXCESS INTEREST"), the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable Laws, the result of mathematical error on the part of the Borrower and the Lender, and the Lender shall promptly credit the amount of such excess interest on the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the excess interest to the Borrower. In the event that the maturity of the Note is accelerated by reason of an election of the Lender resulting from any Event of Default or by reason of operation of Subsection 7.3(a), or in the event of any prepayment, then such consideration that constitutes interest under Laws applicable to the Lender may never exceed the Highest Lawful Rate, and excess interest, if any, provided for in the Note, this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower.

         All sums paid, or agreed to be paid, to the Lender for the use, forbearance, and detention of the proceeds of the Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full term of the Obligations until paid in full so that the actual rate of interest is uniform, but does not exceed the Highest Lawful Rate, throughout the full term hereof.

   2.8 LOANS TO SATISFY OBLIGATIONS. The Lender may, but shall not be obligated to, make Loans and apply proceeds thereof to the satisfaction of any warranty, representation, covenant or other Obligation of the Borrower contained in this Agreement or the other Loan Documents and which are necessary, in the good faith opinion of the Lender, to enforce its Rights, protect or preserve the Collateral or the Liens thereon in favor of the Lender and the priorities thereof, or avoid a Material Adverse Effect, and contemporaneously with so doing, the Lender shall furnish the Borrower written notice as to the amount and date of any such Loan. The Lender shall not advance funds pursuant to this Section without notifying the Borrower of the warranty, representation, covenant or other Obligation to be satisfied by such proposed advance of funds and shall give the Borrower five (5) Business Days from the date of such notice to satisfy such warranty, representation, covenant or other Obligation. Any funds so advanced and applied shall be evidenced by the Note, shall be payable on demand and shall bear interest at the Default Rate from the time of the making of such Loan until the time of repayment.

   2.9 VOLUNTARY PREPAYMENT. The Borrower shall have the right and option to prepay, at any time without premium or penalty, all or any part of the balance outstanding on the Note. Any such prepayments of Debt evidenced by the Note shall be applied first to the payment of accrued and unpaid interest thereon and then to the reduction of principal.

   2.10 AMENDMENT TO EXISTING CREDIT AGREEMENT. The Borrower and the Lender hereby amend the Existing Credit Agreement to provide that a Phantom Override, as defined in the Existing Credit Agreement, shall be payable to the Lender by the Borrower only on Override Wells, as defined in the Existing Credit Agreement, which were spudded after February 23, 1998 and before the date of this Agreement. The Borrower shall remain responsible for paying the Lender all additional charges set forth in Section 2.5 of the Existing Credit Agreement attributable to such Override Wells, as defined in the Existing Credit Agreement, which were spudded after February 23, 1998 and before the date of this Agreement.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

   3.1 CONDITIONS OF LENDER. The execution and delivery of this Agreement by the Lender and the making of the Advance to or for the benefit of the Borrower as set forth in Subsection 2.1(a) is subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

         (a) The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

         (1)   This Agreement and the Note executed by the Borrower;

         (2) Certificates of the appropriate Tribunals of the State of Delaware, dated reasonably near the Closing Date, to the effect that attached thereto are the articles of incorporation of the Borrower and all amendments thereto, and that it is duly incorporated and in good standing with respect to the payment of all franchise or similar Taxes;

         (3) A copy of the bylaws of the Borrower and all amendments thereto, accompanied by a certificate issued by its secretary or assistant secretary that such copies are correct and complete;

         (4) Certificates of the appropriate Tribunals of the States where the Prospects are located, dated reasonably near the Closing Date, to the effect that it is duly qualified to transact business in such jurisdictions and is in good standing with respect to the payment of franchise and similar Taxes;

         (5) Certificate of incumbency and signatures of all officers of the Borrower who will be authorized to execute the Loan Documents on its behalf, executed by the president or vice president and the secretary or an assistant secretary;

         (6) A copy of the corporate resolutions of the Borrower approving the Loan Documents and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary or an assistant secretary that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

         (7) The following documents creating, evidencing and perfecting Liens to secure the Obligations:

                   (i) First Amended and Restated Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from the Borrower and Frontier Acquisition Corporation in favor of Bank of America as collateral agent for Bank of America and the Lender encumbering those Oil and Gas Properties of the Borrower and Frontier Acquisition currently encumbered in favor of Bank of America;

                   (ii) financing statement amendments associated with the instrument described in (i) above;

                   (iii) Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from Borrower and Frontier Acquisition Corporation in favor of Bank of America as collateral agent for Bank of America and the Lender and encumbering those Prospects set forth on Exhibit X attached hereto;

                   (iv) financing statements associated with the instrument described in (iii) above;

                   (v) First Amendment to Security Agreement between the Borrower and Bank of America as collateral agent for Bank of America and the Lender;

                   (vi) financing statement amendments associated with (v) above;

                   (vii) First Amendment to Security Agreement between Frontier Acquisition Corporation and Bank of America as collateral agent for Bank of America and the Lender; and

                   (viii) financing statement amendments associated with (vii)
               above].

         (8) The Intercreditor Agreement executed by all of the parties thereto;

         (9) The opinion of legal counsel to the Borrower, which opinion shall be accompanied by such supporting documentation as the Lender or its legal counsel may reasonably require; and

         (10) Such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents;

         (b) The representations and warranties contained in Article 4 shall be true and correct in all material respects on the date of execution of this Agreement;

         (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

         (d) The Lender shall have approved in all respects, at its discretion, the Mortgaged Properties existing as of the date of this Agreement, including, without limitation, title to and the environmental status of such Mortgaged Properties;

         (e) The Borrower shall have executed and delivered the letter agreement with Duke Energy Field Services, Inc. relating to the gathering, processing, marketing and transporting of hydrocarbons for certain of the Prospects, a copy of which is attached hereto as Exhibit VI;

         (f) The Prospects are free and clear of all sales contracts, preferential purchase rights, rights of first refusal, rights to match or any other restrictions upon any Right of the Borrower to gather, process, market and transport hydrocarbons produced therefrom, except as set forth on Exhibit VIII attached hereto; and

         (g) All legal matters incident to the execution of this Agreement shall be satisfactory to the firm of Henderson & Hammon, L.L.P., special counsel for the Lender.

   3.2 FURTHER CONDITIONS TO EACH ADVANCE PURSUANT TO SUBSECTION 2.1(b). The obligation of the Lender to make any Advance pursuant to Subsection 2.1(b) is subject to the fulfillment of the following further conditions precedent:

         (a) The representations and warranties contained in Article 4 shall be true and correct in all material respects as of the date of Advance;

         (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will have occurred at the completion of making the Advance;

         (c) No Material Adverse Effect shall have occurred since the Closing Date;

         (d)   The Lender shall have received a Borrowing Request;

         (e) The Lender shall have received with the Borrowing Request a list in reasonable detail of the Prospect Development Costs to be paid with the proceeds of such Advance and be accompanied by evidence of such Prospect Development Costs, as is requested by the Lender; and

         (f) All legal matters incident to the consummation of such Loan shall be satisfactory to the then special counsel for the Lender.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loans) that:

   4.1 EXISTENCE AND GOOD STANDING. The Borrower is a corporation, duly organized, legally existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in all jurisdictions where any Prospect is located.

   4.2 DUE AUTHORIZATION. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note and the other Loan Documents, the repayment of the Loans and interest and fees provided in the Note and this Agreement and the performance of all Obligations of the Borrower under this Agreement and the other Loan Documents, are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action on behalf of the Borrower and do not (a) require the consent of any Tribunal or other Person which has not been obtained, (b) contravene or conflict with any provision of applicable Law or the charter or bylaws of the Borrower, (c) contravene, conflict with or result in a default under any indenture, instrument, contract or other agreement to which the Borrower is a party or by which its Properties may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any of the Property of the Borrower, other than Permitted Liens.

   4.3 VALID AND BINDING OBLIGATIONS. This Agreement and the other Loan Documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Relief Laws.

   4.4 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. The Financial Statements of the Borrower as of September 30, 1998, including any schedules and notes pertaining thereto, which have been delivered to the Lender have been prepared in accordance with GAAP and fairly and accurately present the financial condition and the results of the operations thereof in all material respects, as of the dates and for the periods stated therein.

   4.5 LIABILITIES AND LITIGATION. Except for (a) liabilities shown in the Financial Statements of the Borrower as of September 30, 1998 and furnished to the Lenders, (b) Debt governed by the Bank of America Credit Agreement and (c) liabilities incurred in the ordinary course of business since the date of such Financial Statements, the Borrower does not have any material liabilities of any nature, direct or contingent; and the Borrower is not in default with respect to any such material liabilities or any material agreements by which it is bound.

         There is no judgment against the Borrower, nor, except as set forth on
Exhibit IX attached hereto, is there any Litigation or other action of any nature pending before any Tribunal or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its Property.

   4.6 TITLE TO ASSETS. The Borrower has indefeasible title to all of its Property, free and clear of all Liens, except for Permitted Liens. All of the Borrower Prospects are free and clear of all sales contracts, preferential purchase rights, rights of first refusal, rights to market or any other restrictions upon any Right of Borrower to gather, process, market or transport hydrocarbons produced therefrom, except as set forth on Exhibit VIII attached hereto.

   4.7 AUTHORIZATIONS AND CONSENTS. Except for certain oil and gas leases which contain limitations on assignability of such oil and gas lease or portion thereof and for which consents to the Security Documents are being obtained, no authorization, consent, approval, exemption, franchise, permit or license of, or filing (except for filings required to perfect and maintain perfection of the Liens created by the Security Documents) with, any Tribunal or any third Person is required to authorize, or is otherwise required in connection with, the valid execution, delivery and performance by the Borrower of this Agreement, the other Loan Documents or any other agreement contemplated hereby or the repayment by the Borrower of the Obligations.

   4.8 COMPLIANCE WITH LAWS. Neither the business nor any of the activities of the Borrower as presently conducted violates any applicable Law, the result of which violation would have a Material Adverse Effect. The Borrower possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its businesses in all material respects as now conducted. All such licenses, approvals, registrations, permits and other authorizations are in full force and effect. Furthermore, the Borrower does not have any reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations in due course.

   4.9 PROPER FILING OF TAX RETURNS AND PAYMENT OF TAXES Due. The Borrower has duly and properly filed all Tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received, except such Taxes, if any, as are being Contested in Good Faith. The charges and reserves on the Borrower's books with respect to any Taxes are adequate, and the Borrower does not owe any deficiency or additional assessment in a material amount in connection with Taxes.

   4.10 ERISA COMPLIANCE. The Borrower does not currently contribute to, or has any obligation to contribute to, and has not at any time contributed to, or had an obligation to contribute to, any Multi-employer Plan. The Borrower will not, during the term of this Agreement, assume an obligation, or acquire any entity or the assets of any entity which has at any time had an obligation, to contribute to any Multi-employer Plan. Since the effective date of ERISA, no Reportable Event or Prohibited Transaction has occurred with respect to any Plan of the Borrower. Each Plan established or maintained by the Borrower meets the minimum funding standards of Section 302 of ERISA and otherwise is in compliance with all applicable provisions of ERISA. The Borrower has filed all reports required by ERISA and required to be filed with respect to each Plan. The Borrower does not have any knowledge of any event that could result in any material liability of the Borrower to the PBGC. The Borrower has met all requirements with respect to funding the Plans imposed by ERISA or the PBGC. Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Borrower. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.

   4.11 INVESTMENT COMPANY ACT COMPLIANCE. The Borrower is not an "investment company" or directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   4.12 PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. The Borrower is not subject to the provisions of the Public Utility Holding Company Act of 1935, as amended.

   4.13 LIEN PRIORITY. The Liens created in favor of the Lender and Bank of America under the Security Documents constitute and shall remain first priority Liens to secure the Obligations, subject only to Permitted Liens.

   4.14 USE OF PROCEEDS. All proceeds of Advances made pursuant to this Agreement shall be used generally as set forth in Section 2.1 of this Agreement and specifically as represented by the Borrower in each Borrowing Request.

   4.15 FULL DISCLOSURE. All of the Loan Documents and all written statements furnished by the Borrower in connection with the consummation of the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.

   4.16 PLACES OF BUSINESS. The chief executive office and principal place of business of the Borrower is 500 N. Water Street, Suite 1100, Corpus Christi, Texas 78471.

   4.17 SUBSIDIARIES. The Borrower owns all of the issued and outstanding capital stock of Frontier Acquisition Corporation, an Oklahoma corporation, Frontier, Inc., an Oklahoma corporation, and Frontier Exploration & Production Corporation, an Oklahoma corporation. The Borrower is in the process of statutorily merging Frontier, Inc. and Frontier Exploration and Production Corporation into the Borrower. Frontier Acquisition Corporation owns all of the issued and outstanding capital stock of Petroleum Acquisition Corporation, a Delaware corporation. The Borrower has no other Subsidiaries.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         So long as any Debt evidenced by the Note remains unpaid or the Lender remains obligated to make Advances, and in absence of written consent of the Lender to the contrary:

   5.1 MAINTENANCE AND ACCESS TO RECORDS. The Borrower will keep adequate records, in accordance with GAAP or other established industry practices, of all of its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined and, at the Lender's reasonable request, make all such records available for the Lender's inspection and permit the Lender to make and take away copies thereof.

   5.2 QUARTERLY FINANCIAL STATEMENTS. The Borrower will deliver to the Lender, as soon as available but in no event later than sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, the unaudited Financial Statements of the Borrower and all of its Subsidiaries reflecting the financial condition and results of operations of the Borrower and all of its Subsidiaries on a consolidated and consolidating basis as at the end of such period and from the beginning of such fiscal year to the end of such period, as applicable. Such Financial Statements shall be certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP and presenting the financial condition and the results of the operations of the Borrower and all of its Subsidiaries on a consolidated and consolidating basis subject to changes resulting from year-end audit adjustments.

   5.3 ANNUAL FINANCIAL STATEMENTS. The Borrower will deliver to the Lender, as soon as available but in no event later than one hundred five (105) days after the close of each fiscal year of the Borrower, annual audited Financial Statements of the Borrower and all of its Subsidiaries reflecting the financial condition of the Borrower and all of its Subsidiaries on a consolidated and consolidating basis, together with a report and opinion on such Financial Statements issued by a nationally recognized firm of independent certified public accountants or another firm of independent certified public accountants satisfactory to the Lender.

   5.4 COMPLIANCE CERTIFICATES. The Borrower will deliver to the Lender with each Financial Statement delivered pursuant to Sections 5.2 or 5.3 a duly executed Compliance Certificate.

   5.5 RESERVE REPORT. The Borrower will deliver to the Lender promptly after March 1 of each year, commencing March 1, 1999, and in any event prior to April 1, 1998 of each such year, (a) a report, in form and substance satisfactory to the Lender, prepared by a nationally recognized firm of independent petroleum engineers, which report shall set forth, as of January 1 of the appropriate year, projections of future net income from hydrocarbons classified as "proved producing", "proved shut-in", "proved behind pipe"and "proved undeveloped" attributable to all of the Oil and Gas Properties of the Borrower and (b) such other information concerning the Oil and Gas Properties of the Borrower as the Lender may reasonably request, including, without limitation, engineering, geological and performance data.

         The Borrower will deliver to the Lender promptly after receipt thereof, any other reserve report prepared for or on behalf of the Borrower by an independent firm of independent petroleum engineers, setting forth projections of future net income from hydrocarbons classified as "proved producing", "proved shut-in", "proved behind pipe" and "proved undeveloped" attributable to any of the Oil and Gas Properties of the Borrower.

   5.6 PROSPECT REPORT. Commencing February 10, 1999, the Borrower will deliver to the Lender promptly and in any event within ten (10) days after the end of each calendar month, with respect to each of the Prospects a report, in form and substance satisfactory to the Lender, prepared by the Borrower and setting forth the activities of the Borrower with respect to the seismic programs, seismic interpretation, land acquisition and exploration and development for each of such Prospects during the previous month. Such report shall be certified by the president of the Borrower as being true and correct in all material respects.

   5.7 QUARTERLY MEETINGS. Commencing February 16, 1999, the Borrower will meet with the Lender on the third Tuesday of each calendar quarter (or such other date as is mutually agreeable) at a time and place mutually agreeable to review with respect to each of the Prospects (a) the activities of the Borrower, costs and timing of seismic programs, seismic interpretation, land acquisition and exploration and development which has occurred since the last meeting, (b) the plans of the Borrower, including, without limitation, a projected budget, for the next fiscal quarter for seismic programs, seismic interpretation, land acquisition and exploration and development and (c) such other matters at the Lenders request.

   5.8 PROSPECT INFORMATION. The Borrower will provide access to the Lender, promptly upon the Lender's written request from time to time to such information relating to any of the Prospects, including, without limitation, (a) all seismic options, seismic permits, options to acquire Oil and Gas Properties, Oil and Gas Properties and all other contracts relating to such Prospects, (b) detailed maps of such Prospects, (c) title materials relating to such Prospects, (d) seismic data and interpretations relating to such Prospects and (e) AFEs, drilling reports, logs, side wall cores, well tests, formation tests or completion reports relating to any oil and gas wells located on such Prospects. Promptly upon the Lender's written request, the Borrower will furnish copies of any such information to the extent that it is reasonable do so.

   5.9 SALES AND PRODUCTION REPORTS. The Borrower will deliver to the Lender, as soon as available and in any event within sixty (60) days after the end of each calendar month, a report summarizing, as requested by the Lender, (a) the gross volume of sales and actual production during such month from all of the Oil and Gas Properties of the Borrower and current prices being received for such production, (b) the related severance, gross production, occupation, excise, sales, recording, ad valorem, gathering and other similar taxes, if any, deducted from gross proceeds during such month and (c) leasehold operating expenses and drilling expenditures attributable thereto and incurred during such month.

   5.10 ADDITIONAL LIENS. (a) Each calendar quarter the Borrower will execute and deliver documentation in form and substance acceptable to the Lender, at its reasonable discretion, granting a first priority Lien in favor of Bank of America as collateral agent for the Lender and Bank of America against all Oil and Gas Properties in any Prospect the Borrower intends to drill or otherwise develop in the next four (4) calendar quarters (other than any such Oil and Gas Properties the Lender notifies the Borrower that the Lender does not want a Lien upon pursuant to a written notice).

         (b) Without in any manner limiting the obligation of the Borrower set forth in Subsection 5.10(a), within five (5) Business Days of the written request of the Lender, the Borrower will execute and deliver documentation, in form and substance acceptable to the Lender at its reasonable discretion, granting a first priority Lien in favor of the Lender and Bank of America against any Oil and Gas Properties, other Property or Rights owned by the Borrower in or relating to any Prospect to secure repayment of the Debt evidenced by the Note.

   5.11 STATEMENT OF MATERIAL ADVERSE EFFECT. The Borrower will deliver to the Lender, promptly upon any officer of the Borrower having knowledge of any Event of Default or event or condition (except for events or conditions as to the economy of the United States as a whole or the oil and gas industry as a whole) causing or likely to cause a Material Adverse Effect, a statement of the president of the Borrower, setting forth the Event of Default or event or condition causing or likely to cause a Material Adverse Effect and the steps being taken with respect thereto.

   5.12 TITLE DEFECTS. Other than Permitted Liens, the Borrower will clear any title defects to the Oil and Gas Properties of the Borrower material in value, in the sole reasonable opinion of the Lender, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

   5.13 ADDITIONAL INFORMATION. The Borrower will furnish to the Lender, promptly upon the Lender's request from time to time, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrower, as the Lender may reasonably request.

   5.14 COMPLIANCE WITH LAWS AND PAYMENT OF TAXES. The Borrower will comply in all material respects with all Laws and pay all Taxes, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against any of the its Oil and Gas Properties, except any of the foregoing being Contested in Good Faith.

   5.15 MAINTENANCE OF EXISTENCE AND GOOD STANDING. The Borrower will maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions where a Prospect is located.

   5.16 FURTHER ASSURANCES. The Borrower will promptly cure any defects, errors or omissions in the execution and delivery of the Loan Documents and, upon notice, take such other action and immediately execute and deliver to the Lender all such other and further instruments as may be reasonably required or desired by the Lender from time to time in compliance with the covenants and agreements made in this Agreement and the other Loan

Documents, including, without limitation, taking such action as may be required to cure or correct any defects in title to any Oil and Gas Property (other than such defects in title which are Permitted Liens) and to create, perfect and maintain Liens on the Collateral and all other Property intended as security for the Obligations.

   5.17 INITIAL EXPENSES OF THE LENDER. The Borrower will pay all reasonable third party fees and expenses of the Lender incurred in connection with the preparation and negotiation of the Loan Documents, the satisfaction of the conditions precedent set forth in Article 3 and the consummation for the transactions contemplated herein, including attorneys' fees.

   5.18 SUBSEQUENT EXPENSES OF THE LENDER. Upon request, the Borrower will promptly reimburse the Lender for all amounts reasonably expended, advanced or incurred by the Lender in connection with the preparation of any assignments of, renewals of and amendments to any of the Loan Documents. Upon request, the Borrower will promptly reimburse the Lender for all amounts reasonably expended, advanced or incurred by the Lender to collect the Note or to enforce the Rights of the Lender under this Agreement or any of the other Loan Documents, all of which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts will include, but not be limited to, (i) all court costs, (ii) attorneys' fees, (iii) fees of auditors and accountants, (iv) investigation expenses, (v) fees and expenses incurred in connection with the Lender's participation as a member of the creditors' committee in a case commenced under any Debtor Relief Laws, (vi) fees and expenses incurred in connection with lifting the automatic stay prescribed in 11 U.S.C. ss.362, and (vii) fees and expenses incurred in connection with any action pursuant to 11 U.S.C. ss.1129 incurred by the Lender in connection with the collection of any sums due under this Agreement or the other Loan Documents, together with interest at the Default Rate, calculated on a per diem basis of a year of 365 days, on each such amount from the date of notification to the Borrower that the same was expended, advanced or incurred by the Lender until the date it is repaid to the Lender, with the Obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Debtor Relief Laws and being binding upon the Borrower, any guarantor or a trustee, receiver or liquidator of any such party appointed in any such case.

   5.19 MAINTENANCE OF TANGIBLE PROPERTY. The Borrower will maintain, or to the extent that the right of operating is vested in others, will exercise its best efforts to require the operator to maintain, all of the its producing Oil and Gas Properties in good repair and working order and make all necessary replacements thereof and operate such Property in a good and workmanlike manner, unless the failure to do so would not have a Material Adverse Effect.

   5.20 MAINTENANCE OF INSURANCE. The Borrower will maintain insurance with respect to its Oil and Gas Properties and business against such liabilities, casualties, risks and contingencies and in such amounts as are customarily maintained in the industry, and furnish to the Lender, on the Closing Date and annually thereafter, certificates evidencing such insurance.

   5.21 RIGHT OF INSPECTION. The Borrower will permit any authorized representative of the Lender at its sole risk and expense to visit and inspect any Collateral and any other Property of the Borrower at such reasonable times and as often as the Lender may request.

   5.22 COMPLIANCE WITH ERISA. The Borrower will furnish to the Lender (a) promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder and (b) immediately upon becoming aware of the occurrence of any Reportable Event or Prohibited Transaction in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action is being taken or proposed to be taken with respect thereto, and, when known, any action taken by the Internal Revenue Service or any other Tribunal with respect thereto. The Borrower will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect and timely file all reports required by ERISA and required to be filed with respect to each Plan.

   5.23 NOTICE. The Borrower will immediately notify the Lender of (a) the receipt of any notice from, or the taking of any action by, the holder of any promissory note or other evidence of Debt of the Borrower with respect to a claimed default, together with a statement specifying the notice given or other action taken by such holder and what action the Borrower is taking or proposes to take with respect thereto; (b) any legal, judicial or regulatory proceedings affecting the Borrower in which the amount involved is material and is not covered by insurance or that would, if adversely determined, have a Material Adverse Effect; (c) any dispute between the Borrower and any Tribunal or any Person that would, if adversely determined, have a Material Adverse Effect; (d) information that in any way relates to or affects the filing of any financing statement or other security instrument for the purpose of perfecting or continuing a Lien on the Collateral; (e) any event that materially and adversely affects the Collateral or the Rights of the Lender with respect to such Collateral; (f) the occurrence of any Event of Default; and (g) any event or condition (except for events or conditions to the economy of the United States as a whole or the oil and gas industry as a whole) which could reasonably be expected to cause a Material Adverse Effect.

   5.24 HAZARDOUS SUBSTANCES INDEMNIFICATION. The Borrower indemnifies and holds the Lender, its officers, employees, agents, shareholders and Affiliates (each an "INDEMNIFIED PERSON") harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under or from its Oil and Gas Properties, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off its Oil and Gas Properties, whether prior to or during the term hereof, and whether by the Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of the Borrower or any predecessor in title, or any third persons at any time occupying or present on its Oil and Gas Properties in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Substances at any time located or present on or under its Oil and Gas Properties, or (c) any residual contamination on or under its Oil and Gas Properties or affecting any natural resources in, on or under its Oil and Gas Properties, or any contamination of any of the property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substance by the Borrower or any employee, agent, contractor or subcontractor of the Borrower irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS AND REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH INDEMNIFIED PERSON. Notwithstanding anything to the contrary in this Agreement, such indemnity shall survive repayment of the Debt evidenced by the Note.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

         So long as any Debt evidenced by the Note remains unpaid or the Lender remains obligated to make Advances, and in the absence of written consent of the Lender to the contrary:

   6.1 OTHER DEBT OF BORROWER. The Borrower will not incur, create, assume or suffer to exist any Debt aggregating in excess of $500,000.00 except: (a) Loans hereunder, (b) unsecured current accounts payable incurred in the ordinary course of business, provided such accounts are paid within sixty (60) days of the due date or are being Contested in Good Faith, or paid pursuant to other terms agreed to between the Borrower and the account creditor, (c) Debt governed by the Bank of America Credit Agreement, (d) Swaps permitted by the Bank of America Credit Agreement,
(e) other Debt that constitutes financing for the purchase by the Borrower of Property, which Debt is not a general obligation of the Borrower and is secured only by such purchased Property, or (f) the Aspect Debt.

   6.2 GUARANTY OF PAYMENT OR PERFORMANCE. The Borrower will not guarantee any contract or otherwise be or become liable in connection with any obligation of any Person, except that the foregoing restriction shall not apply to endorsements of instruments for collection in the ordinary course of business.

   6.3 LOANS, ADVANCES OR INVESTMENTS. The Borrower will not make or agree to make or allow to remain outstanding any Investment, including, without limitation, any loans or advances or the purchase (for cash or securities) of all or a substantial part of the Property or capital stock of any Person, except
(a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable or (b) Liquid Investments.

   6.4 MORTGAGES OR PLEDGES OF ASSETS. The Borrower will not create, incur, assume or permit to exist any Lien on any of its Property (now owned or hereafter acquired), except (a) Permitted Liens or (b) Liens encumbering the Property purchased and securing the financing described in clause (e) of Section 6.1.

   6.5 CANCELLATION OF INSURANCE. The Borrower will not allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or replacement thereof.

   6.6 SALES OF PROPERTY. Other than sales of Oil and Gas Properties in order to comply with the covenant of the Borrower set forth in Section 8.1.3 of the Bank of America Credit Agreement, the Borrower will not sell, transfer or otherwise dispose of, in one or any series of transactions, any of its Oil and Gas Properties if such sale, transfer or disposition (a) transfers or disposes of greater than an undivided ten percent (10%) of the undivided interest of the Borrower in any Oil and Gas Property, (b) exceeds $250,000.00 per transaction or
(c) exceeds $1,000,000.00 in the aggregate for any twelve month period. Nothing in this Section shall be construed that the Lender is obligated to release its Liens on any of the Oil and Gas Properties sold unless all proceeds from such sale are used to repay the Debt evidenced by the Note and the outstanding advances under the Bank of America Tranche B and interest thereon on a pro rata basis calculated on the amount of outstanding principal Debt evidenced by the Note and the outstanding advances under the Bank of America Tranche B at the time of such sale.

   6.7 SALE AND LEASEBACK. The Borrower will not enter into any arrangement with any Person providing for the leasing by the Borrower of Property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower.

   6.8 DIVIDENDS AND DISTRIBUTIONS. The Borrower will not declare, pay or make, whether in cash or other Property, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any share of any class of its capital stock.

   6.9 CHANGES IN CORPORATE STRUCTURE. The Borrower will not enter into any transaction of consolidation, merger or amalgamation unless the Borrower is the surviving entity and the Borrower does not assume any Debt pursuant to such consolidation, merger or amalgamation; liquidate, wind up or dissolve (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property or business.

   6.10 PAYMENT OF ACCOUNTS PAYABLE. The Borrower will not allow any account payable to be in excess of sixty (60) days past due, except such as are being Contested in Good Faith.

   6.11 TRANSACTIONS WITH AFFILIATES. The Borrower will not directly or indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

   6.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Except as provided in the Bank of America Credit Agreement, the Borrower will not enter into any agreement with any Person other than the Lender which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired. Nothing in this Section 6.12 shall prohibit the Borrower from obtaining any oil and gas lease which contains limitations on the assignability of such oil and gas lease or a portion thereof.

   6.13 NATURE OF BUSINESS. The Borrower will not make any material change in the character of its business as carried on at the date hereof.

   6.14 NO SUBSIDIARIES. The Borrower will not own any Subsidiaries other than those set forth in Section 4.17.

   6.15 ASPECT DEBT. The Borrower will not use proceeds from any Advance to repay all or any portion of the Aspect Debt.

   6.16 AMENDMENT TO BANK OF AMERICA CREDIT. The Borrower will not amend or consent to any amendment of any of the provisions of the Bank of America Credit Agreement or any definition of any term used therein, or amend any of the other covenants or provisions of the Bank of America Credit Agreement or the Loan Documents, as defined in the Bank of America Credit Agreement, as applicable, or enter into any other agreement (or amendment thereto) with Bank of America or its successor, if the effect thereof is to impose any further affirmative or negative covenants or events of default on the Borrower or any of its Subsidiaries or to make more restrictive or burdensome with respect to the Borrower or any of its Subsidiaries any affirmative or negative covenant or event of default contained therein. The covenant of the Borrower set forth above shall not prohibit any waiver or amendment of any term or provision of the Bank of America Credit Agreement or the Loan Documents, as defined in the Bank of America Credit Agreement, if the effect of such waiver or amendment is to make any such term or provision less restrictive or burdensome on the Borrower or any of its Subsidiaries or to relieve the Borrower or any of its Subsidiaries from the burden of compliance with such term or provision or to waive the failure to comply with such term or provision.

         The Borrower will not amend or consent to any amendment of the provisions of the Bank of America Credit Agreement or enter into any other agreement with Bank of America or its successor that would have the effect of
(i) increasing the rate of or changing the due dates of payment of interest payable with respect to any liability of the Borrower or any of its Subsidiaries under any Loan Document, as defined in the Bank of America Credit Agreement, or the amount of any fees payable under any Loan Document, as defined in the Bank of America Credit Agreement, or require the Borrower or any of its Subsidiaries to pay any additional fees under or with respect to any Loan Document, as defined in the Bank of America Credit Agreement, (other than ordinary and customary fees in connection with giving effect to amendments and waivers otherwise permitted hereof), (ii) shorten the maturity of or require the earlier payment of any principal of any loan made pursuant to the Bank of America Tranche A or the Bank of America Tranche B, (iii) impose any additional prepayment obligations on the Borrower with respect to any loan made pursuant to the Bank of America Tranche A or the Bank of America Tranche B or (iv) cause the sum (without duplication) of the aggregate principal amount of all loans made pursuant to the Bank of America Tranche B to exceed $5,000,000.00.

                                    ARTICLE 7
                                EVENTS OF DEFAULT


   7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to pay when due any installment of principal or interest on the Note or any charge payable under this Agreement;

         (b) Default shall occur in the due observance or performance of any affirmative covenant required in this Agreement, the Note, any of the Security Documents or any of the other Loan Documents, and such default shall remain unremedied for in excess of twenty (20) days after the earlier of (i) notice given by the Lender, or (ii) actual knowledge thereof by the Borrower;

         (c) Default shall occur in the due observance or performance of any negative covenant required in this Agreement, the Note, any of the Security Documents or any of the other Loan Documents;

         (d) The occurrence of an Event of Default as defined in the Bank of America Agreement;

         (e) Any Financial Statement, representation, warranty or certificate made or furnished by or on behalf of the Borrower to the Lender in connection with this Agreement or other Loan Document, or as an inducement to the Lender to enter into this Agreement, or in any instrument furnished in compliance with or in reference to this Agreement or any other Loan Document, shall be materially false, incorrect, or incomplete at or as of the time made;

         (f) Default shall be made by the Borrower (as principal or guarantor or other surety) in payment or performance of any bond, debenture, note or other evidence of Debt for borrowed money having an outstanding principal amount in excess of $50,000.00, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such Debt or establishing a right to accelerate the maturity of such Debt;

         (g) The Borrower shall file a petition seeking relief for itself under Debtor Relief Laws, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Debtor Relief Laws;

         (h) An order for relief shall be entered against the Borrower under any Debtor Relief Laws, which order is not stayed, or upon the entry of an order, judgment or decree by operation of Law or by a court of competent jurisdiction which is not stayed, ordering relief against the Borrower under, or approving as properly filed, a petition seeking relief against any such Person under the provisions of any Debtor Relief Laws, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or of any substantial part of its Property, or ordering the reorganization, winding up or liquidation of any the Borrower's affairs, or upon the expiration of sixty (60) days after the filing of any involuntary petition against the Borrower seeking any of the relief specified in the preceding Subsection or this Subsection without the petition being dismissed prior to that time;

         (i) The Borrower shall (i) make a general assignment for the benefit of its creditors, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or any substantial part of its Property, (iii) admit insolvency or inability to pay its debts generally as such debts become due, (iv) fail generally to pay its debts as such debts become due, or (v) take any action (or an action shall be taken by its directors or majority stockholders) looking to the dissolution or liquidation of the Borrower;

         (j) Final judgment for the payment of money in excess of $50,000.00 shall be rendered against the Borrower and such judgment shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

         (k) The Security Documents shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, cease to create a valid Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or, upon perfection, cease to be a perfected Lien on any of the Collateral purported to be covered thereby, or the Borrower or any other Person who may have granted or purported to grant such Lien shall so state in writing;

         (l) A judgment creditor of any Person who is the owner of any of the Collateral shall obtain possession of any of the Collateral by any means, including, without limitation, levy, attachment or self help;

         (m) The validity or enforceability of any of the Loan Documents shall be contested by the Borrower or the Borrower shall deny that it has any or further liability or Obligation under any of the Loan Documents or allege that any of the Loan Documents shall be construed or enforced other than in accordance with their terms;

         (n) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property with the intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which is fraudulent under any Debtor Relief Laws (except for such transfers in favor of the Lender); or shall have made any transfer (other than in the ordinary course of business) of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid;

         (o) Either of Alex M. Cranberg or Michael E. Johnson shall cease to be directors of the Borrower unless replaced by a director satisfactory to the Lender;

         (p) Aspect Resources, LLC, a Colorado limited liability company, shall own less than eighteen percent (18%) of all of the shares of all classes of capital stock of the Borrower entitled to vote generally in the election of directors of the Borrower;

         (q) Esenjay Petroleum Corporation, a Texas corporation, shall own less than twenty-two percent (22%) of all of the shares of all classes of capital stock of the Borrower entitled to vote generally in the election of directors of the Borrower; or

         (r) (i) Any Unrelated Person or any Unrelated Persons acting together which would constitute a Group, together with any Affiliates thereof, shall acquire direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of twenty-five percent (25%) or more of the total voting power of all classes of capital stock of the borrower entitled to vote generally in the election of directors of the Borrower or (ii) the election of a sufficient number of nominees to the board of directors of the Borrower that were proposed by any Unrelated Person or Group (other than such nominees proposed by the board of directors acting in that capacity) such that such nominees, when added to any existing directors remaining on the board of directors after such election who may be Affiliates of such Unrelated Person or Group, shall constitute a majority of such board of directors.

   7.2 RIGHTS UPON OCCURRENCE OF UNMATURED EVENT OF DEFAULT. At any time that there exists an Unmatured Event of Default, any obligation of the Lender hereunder to make Advances to or for the benefit of the Borrower shall be suspended unless and until the Lender shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Lender or the relevant Unmatured Event of Default shall have been remedied prior to the ripening into an Event of Default.

   7.3   RIGHTS UPON OCCURRENCE OF AN EVENT OF DEFAULT.

         (a) Upon the occurrence of any Event of Default specified in Subsections (g), (h), (i) or (n) of Section 7.1, immediately and without notice, (i) all Obligations evidenced by the Note shall immediately become due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Borrower and
   (ii) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing.

         (b) Upon the occurrence and at any time during the continuance of any other Event of Default, (i) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing and (ii) the Lender may by written notice to the Borrower declare all Obligations evidenced by the Note to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Borrower.

         (c) The Borrower acknowledges and understands that under the Laws of the State of Texas, unless waived, the Borrower has the right to notice of the Lender's intent to accelerate the Obligations evidenced by the Note, the right to notice of the actual acceleration of the Obligations evidenced by the Note, and the right to presentment of the Note by the Lender's demand for payment. The Borrower acknowledges that it understands that it can waive these rights and by the Borrower's execution of this Agreement it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment.

         (d) In addition to the foregoing, upon the occurrence of any Event of Default, the Lender may exercise any or all of the Rights provided in any or all of the Loan Documents.

                                    ARTICLE 8
                                  MISCELLANEOUS

   8.1 NOTICES. Any notice required or permitted to be given under or in connection with this Agreement or any of the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by certified mail, return receipt requested, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered,

         (a) if to the Borrower, to Esenjay Exploration, Inc., 500 N. Water Street, Suite 1200, Corpus Christi, Texas 78471, Attn: Michael E. Johnson and Esenjay Exploration, Inc., 500 Dallas, Suite 2920, Houston, Texas 77002,
   Attn: David B. Christofferson, or to such other address or to such individual's or department's attention as the Borrower may have furnished the Lender in writing; or

         (b) if to the Lender, to Duke Energy Financial Services, Inc., 5718 Westheimer, Suite 2000, Houston, Texas 77057, Attn: Jeffrey B. Goodman, or to such other address or to such individual's or department's attention as the Lender may have furnished the Borrower in writing.

Any communication so addressed and mailed shall be deemed to be given when so mailed, and any notice so sent by rapid transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for or actually received by an authorized officer of the Borrower or the Lender, as the case may be.

   8.2 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender (and/or any other Person which is a party to any Loan Document being amended or with respect to which a waiver is being obtained).

   8.3 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or any of the other Loan Documents shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

   8.4 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower herein or in the other Loan Documents and all covenants and agreements not fully performed before the effective date or dates of this Agreement or the other Loan Documents shall survive such date or dates.

   8.5 SUCCESSORS AND ASSIGNS. All covenants and agreements by or on behalf of the Borrower in this Agreement and all of the other Loan Documents shall bind its legal representatives, successors and assigns and shall inure to the benefit of the Lender and its legal representatives, successors and assigns.

         The Borrower may not assign its respective Rights or Obligations hereunder or under the Note without the prior consent of the Lender.

         Prior to any acceleration of the Debt evidenced by the Note or all of such Debt otherwise being due and payable, the Lender, without the consent of the Borrower, may not assign any portion of the Loans, the Note or the Commitment.

         After any acceleration of the Debt evidenced by the Note or all of such Debt otherwise being due and payable, the Lender, without the consent of the Borrower, may assign all or any portion of the Loans, the Note, or the Commitment.

         Notwithstanding anything to the contrary above, the Lender, without the consent of the Borrower, may at any time assign all or any portion of the Loans, the Note or the Commitment to or at the direction of a governmental authority or agency.

   8.6 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of any other Loan Documents, as presently existing or as they may hereafter be amended, relating to the Note or other Obligations shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally evidenced by the Note or of any part of such other Obligations.


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

   8.7 WAIVERS. No waiver by the Lender of any of its Rights under this Agreement, the other Loan Documents or otherwise shall be considered a waiver of any other or subsequent Right. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any Right under any of the Loan Documents shall operate as a waiver thereof.

   8.8 CUMULATIVE RIGHTS. The Rights of the Lender under the Note, this Agreement and each other Loan Document shall be cumulative, and the exercise or enforcement of any such Right shall not preclude the exercise or enforcement of any other Right.

   8.9 TAXES, ETC. Any Taxes (excluding income taxes), together with interest and penalties, if any, payable or ruled payable by federal or state authority in respect of the Note, this Agreement or the other Loan Documents shall be paid by the Borrower.

   8.10 EXHIBITS; CONFLICTS. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. In the event of any direct conflict between any of the provisions of such exhibits or any of the other Loan Documents and the provisions of this Agreement, the provisions of this Agreement shall prevail.

   8.11 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or heading to articles, Sections, Subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, Sections, Subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

   8.12 JURISDICTION. All actions or proceedings with respect to the Note, this Agreement or any of the other Loan Documents may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas. By execution and delivery of this Agreement, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court, and irrevocably and unconditionally waives (a) any objection it may now or hereafter have to the laying of venue in any of such courts and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. The choice of forum and laying of venue as set forth in this Section 8.12 was negotiated in good faith by the Borrower and the Lender and is a significant term of the bargain between the Borrower and the Lender governed by this Agreement. The Borrower and the Lender further agree that service of process, summons, notice of document by U.S. registered mail to the address of each set forth above shall be effective service of process for any action, suit or proceeding brought against the other in any such court.


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

   8.13 JURY TRIAL WAIVED. THE BORROWER AND THE LENDER HEREBY AGREE THAT THEY SHALL AND HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF THEM, OR IN ANY MATTER WHATSOEVER WHICH ARISES OUT OF OR IS CONNECTION IN ANY WAY WITH THIS AGREEMENT.

   8.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Any executed Agreement or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

   8.15 EFFECTIVENESS. This Agreement shall not be effective until delivered to, accepted and executed by the Lender and the Borrower.

   8.16 DOCUMENTS. All Loan Documents and any other certificate, agreement or other document provided or to be provided under the terms hereof shall be in form and substance satisfactory to the Lender.

   8.17 RIGHTS OF THIRD PERSON. All provisions of this Agreement are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have standing to require satisfaction for such provisions in accordance with their terms or be entitled to assume that the Lender will refuse to perform its obligations hereunder in the absence of strict compliance with any or all thereof, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

   8.18 ANNOUNCEMENTS. Each party covenants and agrees with the other that, subject to applicable law, each party shall promptly advise and consult with the other and obtain the other's written consent before issuing any press release with respect to this Agreement or the transactions described herein. Notwithstanding the above, the Borrower may issue a press release with respect to this Agreement or the transactions described herein if the Lender is not identified by its name, any Affiliate of the Lender is not identified by its name or the Lender or any Affiliate of the Lender is otherwise not identified and a Law requires the Borrower to issue such press release.

   8.19 CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and from time to time will furnish the Lender written information or the Borrower has provided and from time to time will provide access to information which is identified to the Lender in writing as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Lender, at the time of disclosure,
(ii) subsequently becomes publicly available other than through any act or omission by the Lender or (iii) otherwise subsequently becomes known to the Lender, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Lender will use reasonable efforts to maintain the confidentiality of any Confidential Information. The Lender will not use any of the Confidential Information to compete with the Borrower in the exploration and production business. It is understood, however, that the foregoing will not restrict the Lender's ability to freely exchange such Confidential Information with current or prospective investors, assignees and advisors who obligate themselves to the terms of this
Section 8.19 and who further agree not to use any of the Confidential Information to compete with the Borrower in the exploration and production business. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Governmental Authority, (x) pursuant to court order, subpoena or other legal process in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or
(z) in order to protect their interests or their rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (w), (x), or (y) above, the Lender agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

   8.20 SURVIVAL OF CERTAIN COVENANTS. The covenants of the Borrower set forth in Sections 5.5 and 5.10 shall survive repayment of the Debt evidenced by the Note and shall continue until all of the additional charges payable by the Borrower to the Lender pursuant to Section 2.6 have been satisfied.

   8.21 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS (EXCEPT TO THE EXTENT THE LOCATION OR NATURE OF THE COLLATERAL REQUIRES THE APPLICATION OF THE LAWS OF OTHER JURISDICTIONS TO BE APPLIED AS TO MATTERS OF CREATION, PERFECTION AND PRIORITY OF LIENS AND THE RIGHTS OF THE LENDER UPON DEFAULT).

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.

                                   ESENJAY EXPLORATION, INC.

                                   By: /s/ Michael E. Johnson
                                      ------------------------------
                                   Printed Name: Michael E. Johnson
                                                --------------------
                                   Title:  President
                                          --------------------------

                                   DUKE ENERGY FINANCIAL
                                      SERVICES, INC.

                                   By: /s/ Jeffrey B. Goodman
                                      ------------------------------
                                          Jeffrey B. Goodman
                                          Vice President


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